Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Dean Kawamura
	VP, Treasury Manager		VP, Community Development Manager
	(808) 544-3646		(808) 544-3642
	ian.tanaka@cpb.bank		dean.kawamura@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. COMPLETES PRIVATE PLACEMENT OF
$55.0 MILLION OF SUBORDINATED NOTES

HONOLULU, HI, October 20, 2020 – Central Pacific Financial Corp. (the “Company”) (NYSE: CPF), parent company of Central Pacific Bank (the “Bank”), today announced the completion of its private placement with registration rights of $55.0 million in ten-year fixed-to-floating rate subordinated notes due 2030 (the “Notes”) to certain qualified institutional buyers and institutional accredited investors. The Notes bear a fixed interest rate of 4.75% for the first five years and will reset quarterly thereafter for the remaining five years to the then current three-month Secured Overnight Financing Rate, as published by the Federal Reserve Bank of New York, plus 456 basis points. The Company is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after November 1, 2025, or at any time, in whole but not in part, upon certain other specified events prior to the Notes’ maturity on November 1, 2030.

The Company intends to use the net proceeds from the offering for general corporate purposes and capital flexibility. Paul Yonamine, Chairman and Chief Executive Officer, stated, “Our offering of the Notes was well received by the investment community and will provide the Bank with additional capital at an attractive interest rate. The successful issuance of the Notes will allow the Bank to continue to support our customers and community while also providing future capital flexibility.”

Piper Sandler & Co. served as lead placement agent and Raymond James & Associates, Inc. served as co-placement agent for the offering. Manatt, Phelps & Phillips, LLP served as legal counsel to the Company and Covington & Burling LLP served as legal counsel to the placement agents.

This press release is for informational purposes only and shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy the Notes, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

Central Pacific Financial Corp. Completes Private Placement of $55.0 Million of Subordinated Notes

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $6.6 billion in assets. Central Pacific Bank, its primary subsidiary, operates 32 branches (four of which remain temporarily closed to protect the health and well-being of the Company's employees and customers from COVID-19) and 75 ATMs in the state of Hawaii, as of September 30, 2020. For additional information, please visit the Company's website at http://www.cpb.bank.

**********

Central Pacific Financial Corp. Completes Private Placement of $55.0 Million of Subordinated Notes

Forward-Looking Statements
This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our RISE2020 initiative; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 initiative; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic virus and disease, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.